EXHIBIT 5.1

PERKINS COIE

1201 Third Avenue, Suite 4800
Seattle, WA 98101-3099
Phone: 206 583-8888
Fax: 206 583-8500
www.perkinscoie.com

December 17, 2002

Expedia, Inc.
13810 SE Eastgate Way, Suite 400
Bellevue, WA 98005

Re:	Registration Statement on Form S-8 of Shares of Common Stock,
par value $.01 per share, of Expedia, Inc.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to 8,582,729 shares of common stock, par value $.01 per share, which may be issued as follows: up to 6,800,000 shares pursuant to the Expedia, Inc. 2001 Stock Plan and up to 1,782,729 shares pursuant to the Expedia, Inc. 1999 Amended and Restated Stock Option Plan (collectively, the “Plans”).

We have examined the Registration Statement and such documents and records of Expedia, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Expedia, Inc. of any certificates representing the shares, the registration by its registrar of such shares and the sale thereof by Expedia, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/    PERKINS COIE LLP